Exhibit 10.5

RESTRICTED STOCK UNIT DEFERRAL ELECTION FORM

QUANTA SERVICES, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

[INSERT DATE OF RSU GRANT]

Part I.	Participant Information.

Last Name:	First Name:

Address:

Part II.	Election to Defer Restricted Stock Unit Settlement Date Beyond Scheduled Settlement Date.

I hereby elect to defer the date on which I would otherwise be issued Common Shares (the “Scheduled Settlement Date”) with respect to [            ] [Insert Percentage] of the Restricted Stock Units to be granted to me pursuant to the Restricted Stock Unit Agreement (the “Award Agreement”) between the Company and me on the date hereof (the “Grant Date”) under the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “Plan”) to the Deferred Settlement Date set forth below:

Percentage of Restricted Stock Units to be Deferred	Scheduled Settlement Date

Deferred Settlement Date Election

Enter “3” for – 3rd Anniversary of Scheduled Settlement Date

Enter “5” for – 5th Anniversary of Scheduled Settlement Date

Enter “7” for – 7th Anniversary of Scheduled Settlement Date

Enter “10” for – 10th Anniversary of Scheduled Settlement Date

Enter “T” for –Termination Date after Scheduled Settlement Date*

*	In the event your Termination Date occurs prior to the Scheduled Settlement Date, settlement will be made within the thirty (30) day period following your Scheduled Settlement Date.

Part III.	Acknowledgements.

I understand that for this election to be effective it must be completed, signed and returned on the Grant Date. I also understand that each Deferred Settlement Date elected above must be one of the following: (i) the third (3rd) anniversary of the Scheduled Settlement Date; (ii) the fifth (5th) anniversary of the Scheduled Settlement Date; (iii) the seventh (7th) anniversary of the Scheduled Settlement Date; (iv) the tenth (10th) anniversary of the Scheduled Settlement Date; or (v) my Termination Date (as defined in the Award Agreement) which occurs after the Scheduled Settlement Date.

I further understand that if I make a valid deferral election hereunder, any vested Restricted Stock Units deferred hereunder will be settled within the thirty (30) day period following the earliest of the following to occur, provided that such event constitutes a permissible payment event pursuant to the requirements of Code Section 409A: (i) my elected Deferred Settlement Date (set forth above); (ii) my death; (iii) my Disability; or (iv) a Change in Control. I also understand that if I am a “specified employee” (within the meaning of such term under Code Section 409A and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Code Section 409A) at the time of settlement, any amounts deferred hereunder that are subject to Code Section 409A, except in the event of death, shall be delayed in accordance with the requirements of Code Section 409A until the day immediately following the six month anniversary of my “separation of service” within the meaning of Code Section 409A (and the guidance issued thereunder).

I further understand that any dividend equivalents that I may be otherwise entitled to receive under my Award Agreement with respect to a Restricted Stock Unit shall be paid to me at the same time as applicable Common Shares under the relevant Restricted Stock Units are paid to me.

I further understand that any issuance or payment of Common Shares or cash, respectively, that I receive in connection with my Restricted Stock Units will be a taxable event for Federal income tax and Self-Employment Contributions (SECA) tax purposes.

I further understand that I am under no obligation to make any deferral election with respect to my Restricted Stock Units.

I acknowledge that I have reviewed a copy of the Plan and that this election form and my participation in the Plan are subject to the terms, conditions and provisions of the Plan and my Award Agreement. I acknowledge that this election shall not be effective unless and until it is filed with, and its receipt is acknowledged by, the Company. I further acknowledge and agree that my election relates solely to the Restricted Stock Units covered by the Award Agreement specified above.

The terms of the Plan and my Award Agreement shall be incorporated herein in their entirety and made part of this election form. Unless otherwise defined herein, any capitalized term shall have the meaning ascribed to such term in the Plan and my Award Agreement.

Signature of Participant:	Date:

Quanta Services, Inc. Official Use Only (Do not write below this line.)

Receipt of Deferral Form acknowledged

on behalf of Quanta Services, Inc.

By:	Date:

Name:	Title: